Exhibit 10.4

The securities represented by this Warrant and issuable upon exercise hereof have not been registered under the Securities Act of 1933, as amended (the "Act"), or under the provisions of any applicable state securities laws, but have been acquired by the registered holder hereof for purposes of investment and in reliance on statutory exemptions under the Act and under any applicable state securities laws.  These securities and the securities issued upon exercise hereof may not be sold, pledged, transferred or assigned, nor may this Warrant be exercised, except in a transaction which is exempt under the provisions of both the Act and applicable state securities laws or pursuant to an effective registration statement.

COMMON STOCK PURCHASE WARRANT

Issuance Date: March 31, 2011	Certificate No. W-4

For value received, VERECLOUD, INC., a Nevada corporation (the "Company"), hereby grants to THE MESA GROUP, INC., a Texas corporation (the "Registered Holder"), the right to purchase from the Company a total of 10,000,000 Warrant Shares, at a price per share equal to the Exercise Price.  Certain capitalized terms used herein are defined in Section 1 hereof.

Section 1.  Definitions.  The following terms shall have the meanings set forth below:

"Act" shall have the meaning set forth in the legend above.

"Aggregate Exercise Price" shall have the meaning set forth in Section 2(b)(i)(C) hereof.

"Business Day" shall mean any day except Saturday, Sunday and any day which shall be a federal legal holiday or a day on which banking institutions in the State of Colorado are authorized or required by law or other governmental action to close.

"Change Event" shall have the meaning set forth in Section 4(a) hereof.

“Closing Price” means, for any date, the price determined by the first of the following clauses that applies:  (a) if the Common Stock is then listed or quoted on a Trading Market or any other national securities exchange, the closing price per share of the Common Stock for such date (or the nearest preceding date) on the primary Trading Market or exchange on which the Common Stock is then listed or quoted; (b) if prices for the Common Stock are then quoted on the OTC Bulletin Board, the closing bid price per share of the Common Stock for such date (or the nearest preceding date) so quoted; or (c) if prices for the Common Stock are then reported in the “Pink Sheets” published by the National Quotation Bureau Incorporated (or a similar organization or agency succeeding to its functions of reporting prices), the most recent closing bid price per share of the Common Stock so reported.

"Common Stock" shall mean the common stock of the Company, $.001 par value per share.

"Company" shall have the meaning set forth in the preamble.

"Exercise Date" shall have the meaning set forth in Section 2(b)(i) hereof.

"Exercise Notice" shall have the meaning set forth in Section 2(b)(i) hereof.

"Exercise Price" shall have the meaning set forth in Section 4 hereof.

"Expiration Date" shall mean the third anniversary of the Issuance Date, which shall be the date upon which the rights evidenced by this Warrant shall terminate, as described in Section 2(a) hereof.

"Initial Exercise Price" shall mean $.01 per Warrant Share.

"Issuance Date" shall mean the date first listed above, which shall be the date upon which this Warrant may be first exercised.

"Person" shall mean an individual, limited liability company, partnership, joint venture, corporation, trust, unincorporated organization, government or any governmental department or agency.

"Registered Holder" shall have the meaning set forth in the preamble.

"Trading Day" means (a) any day on which the Common Stock is listed or quoted and traded on its primary Trading Market, or (b) if trading ceases to occur on any Trading Market (or any successor thereto), any Business Day.

"Trading Market" means the Over the Counter Bulletin Board, or any national securities exchange, market or trading or quotation facility on which the Common Stock is then listed or quoted.

"Warrant" shall mean the right to purchase a number of Warrant Shares pursuant to the terms hereof.

"Warrant Shares" shall mean the shares of Common Stock issuable upon the proper exercise of this Warrant.

Section 2.   Exercise of Warrant.

(a)  Terms of Warrants; Exercise Period.  Subject to the terms of this Warrant and commencing at any time on the Issuance Date and expiring on the Expiration Date, the Registered Holder shall have the right to exercise the Warrants, in whole or in part, and receive from the Company a number of Warrant Shares as indicated in the Exercise Notice.  At 11:59 p.m. Mountain Time on the Expiration Date, this Warrant shall become void and all rights of the Registered Holder hereunder shall terminate.

(b)  Exercise Procedure.

(i)  This Warrant may be exercised, in whole or in part, only by the Registered Holder, or its permitted assigns pursuant to Section 6 hereof, and shall be deemed to have been exercised as of the date (the "Exercise Date") on which a written notice (the "Exercise Notice") indicating such exercise is delivered by the Registered Holder, or its permitted assigns pursuant to Section 6 hereof, to the Company.  On the Exercise Date, the Registered Holder, or its permitted assigns pursuant to Section 6 hereof, shall deliver to the Company:

(A)  a completed and executed Exercise Notice, substantially in the form of Exhibit A hereto, specifying the number of Warrant Shares to be purchased;

(B)  this Warrant; and

(C)  payment to the Company of an amount equal to the product of the Exercise Price multiplied by the number of Warrant Shares being purchased upon such exercise (the "Aggregate Exercise Price"), by cashier’s check payable to the Company or wire transfer of immediately available funds to an account designated by the Company; provided, however, that the Registered Holder may satisfy its obligation to pay the Aggregate Exercise Price through a “cashless exercise,” in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows:

X = Y [(A-B)/A]
where:
X = the number Warrant Shares to be issued to the Registered Holder.

Y = the number of Warrant Shares with respect to which this Warrant is being exercised.

A = the average of the Closing Prices for the twenty Trading Days immediately prior to (but not including) the Exercise Date.

B = the Exercise Price.

For purposes of Rule 144 promulgated under the Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Registered Holder, and the holding period for such shares shall be deemed to have commenced, on the date this Warrant was originally issued.

(ii)  Upon compliance by the Registered Holder with the procedures described in (i) above, within five Business Days, the Company shall provide evidence that the Warrant Shares have been entered into the books of the Company's transfer agent, or if the Company's Common Stock is certificated, issue or cause to be issued and cause to be delivered to or upon the written order of the Registered Holder and in such name or names as the Registered Holder may designate, a certificate for the Warrant Shares issuable upon such exercise, free of restrictive legends unless a registration statement covering the resale of the Warrant Shares and naming the Registered Holder as a selling stockholder thereunder is not then effective and the Warrant Shares are not freely transferable without volume restrictions pursuant to Rule 144 under the Act.  Following such exercise, to the extent any of the purchase rights represented hereby have not expired and remain unexercised, the Company shall issue and deliver to the Registered Holder, at its address then listed on the books of the Company, a new warrant representing such remaining unexpired, unexercised purchase rights.  The terms of such new warrant shall otherwise be identical to this Warrant.

(iii)  The Warrant Shares issuable upon the exercise of this Warrant shall be deemed to have been issued to the Registered Holder on the Exercise Date and the Registered Holder shall be deemed for all purposes to be the record holder of such Warrant Shares as of the Exercise Date.

(iv)  The Company shall at all times reserve and keep available out of its authorized but unissued capital stock, solely for the purpose of issuance upon the exercise of this Warrant, the number of Warrant Shares issuable upon the exercise of this Warrant in its entirety.   The Company covenants that all Warrant Shares shall, when issued and upon the payment of the Exercise Price therefor, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges.

(v)  The Company’s obligations to issue and deliver Warrant Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Registered Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Registered Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Registered Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Registered Holder in connection with the issuance of Warrant Shares.  Nothing herein shall limit a Registered Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

Section 3.   Charges, Taxes and Expenses.   Issuance and delivery of the Warrant Shares upon exercise of this Warrant shall be made without charge to the Registered Holder for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrants in a name other than that of the Registered Holder or an Affiliate thereof.  The Registered Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

Section 4.   Adjustment of Exercise Price and Number of Warrant Shares.  The Initial Exercise Price shall be subject to adjustment from time to time as provided in this Section 4 hereof (such price or such price as last adjusted pursuant to the terms hereof, as the case may be, the "Exercise Price"), and the number of Warrant Shares obtainable upon exercise of this Warrant shall be subject to adjustment from time to time as provided in this Section 4 hereof.

(a)  Reorganization, Reclassification, Consolidation, Merger or Sale.  In the case of any reclassification, capital reorganization, consolidation, merger, sale of all or substantially all of the assets of the Company to another Person or any other change in the Common Stock of the Company, other than as a result of a subdivision, combination, or stock dividend provided for in Section 4(b) hereof (any of which, a "Change Event"), then lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Registered Holder, such that the Registered Holder shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant (subject to the adjustment of the Exercise Price as provided in this Section 4), the kind and amount of shares of stock or other securities and property receivable in connection with such Change Event by a holder of the same number of shares of Common Stock as were purchasable by the Registered Holder immediately prior to such Change Event.  Appropriate adjustments shall also be made to the Exercise Price, but the Aggregate Exercise Price shall remain the same.

(b)  Subdivisions, Combinations and Other Issuances.  If the Company shall at  any time prior to the expiration of this Warrant (i) subdivide its Common Stock, by stock split or otherwise, or combine its Common Stock, or (ii) issue additional shares of its Common Stock or other equity securities as a dividend with respect to any shares of its Common Stock, the number of Warrant Units issuable upon the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination.  Appropriate adjustments shall also be made to the Exercise Price, but the Aggregate Exercise Price shall remain the same.  Any adjustment under this Section 4(b) shall become effective at the close of business on the effective date of such subdivision or combination, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

(c)  Issuance of New Warrant.  Upon the occurrence of any of the events listed in this Section 4 that results in an adjustment of the type, number or Exercise Price of the securities underlying this Warrant, the Registered Holder shall have the right to receive a new warrant reflecting such adjustment upon the tender by the Registered Holder of this Warrant in exchange therefor.  The terms of such new warrant shall otherwise be identical to this Warrant.

Section 5.   No Voting Rights; Limitations of Liability.  The Registered Holder shall not be entitled to any rights with respect to the Warrant Shares, including, without limitation, voting rights or rights to receive  dividends or other distributions in respect thereof, prior to the issuance of such Warrant Shares to the Registered Holder pursuant to the terms hereof.  In the absence of the exercise of this Warrant by the Registered Holder, no provision hereof shall give rise to any liability of the Registered Holder as a stockholder of the Company or for the Exercise Price of the Warrant Shares issuable pursuant hereto.

Section 6.   Transfer.  Subject to compliance with applicable securities laws and the terms of this Section 6, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the Registered Holder, upon surrender of this Warrant with a properly executed Assignment of Warrant (in the form of Exhibit B hereto) at the principal office of the Company.

Section 7.   Replacement.  Upon receipt of evidence reasonably satisfactory to the Company of the ownership and the loss, theft, destruction or mutilation of this Warrant or any certificate evidencing this Warrant, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company, or, in the case of any such mutilation upon surrender of this Warrant or such certificate, the Company shall (at the expense of the Registered Holder) execute and deliver in lieu of this Warrant or such certificate a new warrant or certificate of like kind representing the same rights represented by such lost, stolen, destroyed or mutilated Warrant or certificate and dated the date of such lost, stolen, destroyed or mutilated Warrant or certificate.

Section 8.   Warrant Register.  The Company shall maintain, at its principal executive office, books for the registration of this Warrant.  The Company shall deem and treat the Registered Holder as the absolute owner hereof for all purposes and shall disregard entirely any assertion or notice to the contrary.

Section 9.   Fractional Warrant Shares.  The Company may, but shall not be required to, issue a fractional Warrant Share upon the exercise hereof.  In the event the Company elects not to issue such a fractional Warrant Share, any fractional Warrant Share resulting from the exercise hereof shall be rounded to the nearest whole Warrant Share and any exercise that would result in the issuance of one-half of one Warrant Share shall be rounded up to the next whole Warrant Share.

Section 10.   Amendments.  The terms of this Warrant may be amended by the Company, without the consent of the Registered Holder, to cure any ambiguity, or to cure, correct or supplement any defective or inconsistent provision. All other amendments to this Warrant shall require the written consent of the Company and the Registered Holder.

Section 11.   Notices.  All notices, requests, deliveries, and other communications provided for herein shall be in writing and shall be effective upon the delivery thereof in person, by facsimile, or by certified or registered mail, return receipt requested, postage prepaid and addressed as follows:

If to the Company, to:

Verecloud, Inc.
6560 S. Greenwood Plaza Blvd., Suite 400
Englewood, Colorado 80111
Fax.:  (303) 221-0917
Attn: Mike Cookson

with a copy to:

Brownstein Hyatt Farber Schreck, LLP
410 Seventeenth Street, Suite 2200
Denver, Colorado 80202
Fax: (303) 223-1111
Attn: Adam J. Agron

If to the Registered Holder, to:

The Mesa Group, Inc.
7598 N. Mesa Street, #205
El Paso, Texas 79912
Fax.:  (915) 845-4040
Attn:  Scott Schwartz

with a copy to:

Scott HulsePC
1100 Chase Tower
201 East Main
El Paso, Texas 79901
Fax: (915) 546-8333
Attn: W. David Bernard, Esq.

or, in any case, at such other address or addresses as shall have been furnished in writing to the Company or Registered Holder, as applicable, in accordance with the provisions of this paragraph.

Section 12.   Descriptive Headings; Governing Law.

(a)  The descriptive headings of the several Sections of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.

(b)  The construction, validity, enforcement and interpretation of the terms of this Warrant shall be governed by, and construed in accordance with, the laws of the State of Colorado, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Colorado or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Colorado.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed as of the Issuance Date listed above.

COMPANY: VERECLOUD, INC.

By:	/s/ John F. McCawley
Name:	John F. McCawley
Title:	Chief Executive Officer

[Signature Page to Common Stock Purchase Warrant]

EXHIBIT A TO COMMON STOCK PURCHASE WARRANT

VERECLOUD, INC.
EXERCISE NOTICE

Dated: __________, 20__

The undersigned, pursuant to the terms of the attached Warrant (Certificate No. W-__) and as Registered Holder thereof, hereby exercises its right thereunder to purchase ___________ Warrant Shares at the Exercise Price.  Capitalized terms used herein shall have the respective meanings set forth in the Warrant.

Payment of the Aggregate Exercise Price (check appropriate boxes):

The Registered Holder intends that payment of the Exercise Price shall be made as (check one):

[ ]	“Cash Exercise” under Section 2

[ ]	“Cashless Exercise” under Section 2

If the Registered Holder has elected a Cash Exercise (check one):

[ ]	Payment in the sum of $__________ is enclosed, in accordance with the terms of the Warrant; or

[ ]	Payment in the sum of $__________ has been wire transferred to the Company, Account No. _____________, in accordance with the terms of the Warrant.

Signature:	[DRAFT – DO NOT SIGN]

Address:

EXHIBIT B COMMON STOCK PURCHASE WARRANT

ASSIGNMENT OF WARRANT

FOR VALUE RECEIVED, _____________________________ hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant (Certificate No. W-__) with respect to the number of the Warrant Shares covered thereby set forth below, unto:

Names of Assignee	Address	No. of Shares

Dated:	Signature	[DRAFT – DO NOT SIGN]

Witnes

The Assignee agrees to be bound by the terms of the Warrant.

Signature	[DRAFT – DO NOT SIGN]

Witnes